Better For You Wellness Appoints Christina Jefferson to its Board of Directors

Christina Jefferson Appointed to the Better For You Wellness, Inc. Board as an Independent Director Effective January 1, 2022

Columbus, Ohio--(Newsfile Corp. - December 17, 2021) - Better For You Wellness, Inc. (OTC Pink: BFYW) ("Better For You Wellness" or the "Company"), an Ohio-based company focused on the rapidly-growing $1.5T wellness industry, is pleased to announce that further to its November 24, 2021 press release regarding the resignation of Leslie Bumgarner as a Director of the Company effective December 31, 2021, the Company's Board of Directors (the "Board") has unanimously approved the appointment of Christina Jefferson to the Board as an Independent Director, effective January 1, 2022.

Jefferson has spent her career as a leader in the diversity, equity, and inclusion field and currently serves as the Director of Diversity, Equity, and Inclusion for the San Francisco 49ers. Jefferson spent six years of her career with Sephora, leading their diversity and inclusion efforts companywide. During her time at Sephora, Jefferson rose through the ranks working on social impact and diversity and inclusion programs to foster inclusivity across stores, corporate offices, and distribution centers. Jefferson was instrumental in building a talent pipeline to identify and hire individuals from underrepresented groups. In addition to her work internally, Jefferson also advocated for inclusive marketing campaigns and more during her time there. Jefferson sits on several boards, including the Jewish Community Relations Council of San Francisco and Congregation Sherith Israel. Jefferson earned her B.S. from the University of Southern Indiana and her Masters in Human Resource Management from Golden Gate University.

"We warmly welcome Christina Jefferson to the Better For You Wellness Board of Directors," commented Ian James, Chief Executive Officer of Better For You Wellness. "The Board believes the Company will benefit tremendously from Christina's thought leadership, and that her years of experience in the beauty industry will offer the Company an invaluable resource as it builds out its skincare vertical and beyond."

"I'm thrilled to be joining a rapidly growing leader in the wellness industry that deeply cares about diversity, equality, and inclusivity," commented Jefferson. "Better For You Wellness, Inc.'s focus on these principles aligns its team, brands, products, and marketing efforts with the diverse customer base it intends to serve and will make the Company a major differentiator among some of its peers."

About Better For You Wellness, Inc.

Better For You Wellness, Inc. (OTC Pink: BFYW) is a Columbus, Ohio-based Company that is pursuing a dual buy-and-build model within the wellness industry. Better For You Wellness, Inc., through its wholly-owned subsidiary, builds and operates digitally-native, mission-driven brands within the clean beauty sector, including Better Suds. Better For You Wellness, Inc. is also under LOI to acquire three different companies within the clean and natural beauty category. Learn more at https://BFYW.com.

Contact:

Better For You Wellness, Inc.

Ian James, CEO

investors@bfyw.com

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